UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2007

Medusa Style Corporation

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-50480	98-0389557
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4128 Colfax Avenue
Studio City, California 91604
(Address of principal executive offices)

(818) 985 2417
(Issuer’s telephone number)

580 Hornby Street, Suite 490, Vancouver BC, Canada V6C 3B6
(Issuer’s former principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

ITEM 5.02	Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal officers	3

SIGNATURES		4

ITEM 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)

On July 19, 2007, Mr. Bruce Schmidt resigned as the Chief Financial Officer, Secretary-Treasurer, and Principal Accounting Officer of Medusa Style Corporation (the “Company”). Mr. Schmidt has resigned from his positions to pursue other personal interests. At the time of his resignation, Bruce Schmidt is not owed any compensation for his services rendered to the Company.

(c)

On July 19, 2007 Mr. Paul Fishkin assumed the positions of Chief Financial Officer, Secretary-Treasurer and Principal Accounting Officer of the Company, vacated by Mr. Schmidt. He continues to serve as President, Chief Executive Officer and as member of the Board of Directors of Medusa Style Corporation.

Mr. Fishkin has an employment agreement in place and this will not change his compensation for his services as a Director, and sole officer of Medusa Style Corporation.

Mr. Katas has asked John Draper, Senior Technology Officer for the Company to assume operating responsibilities acting as Chief Technology Officer.  As the Founder of the Company Mr. Katas will continue to oversee and manage all strategic technology decisions for the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDUSA STYLE CORPORATION By: PAUL FISHKIN Paul Fishkin President, Chief Executive and Chief Financial Officer

Dated: July 23,2007

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